UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2025

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Material Agreement

The disclosure in relation to the employment agreement included in Item 5.02 of this Current Report on Form 8-K, is incorporated by reference herein into this Item 1.01, as applicable.

Item 5.02. Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On December 24, 2025, the Board of Directors of Beyond Air, Inc. (the “Company”) approved the appointment of Daniel Moorhead as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of January 5, 2026 (the “Effective Date”). Mr. Moorhead will replace Denton “Duke” Dewrell as the Company’s principal financial officer and principal accounting officer as of the Effective Date. Mr. Dewrell had temporarily assumed the role and responsibility of the principal financial officer and principal accounting officer of the Company, and will remain employed by the Company as its controller.

Mr. Moorhead, age 53, most recently served as the Chief Financial Officer of Zynex, Inc. from June 2017 to August 2025. Prior to his role with Zynex, Mr. Moorhead previously served as Chief Financial Officer of Evolving Systems, Inc. (Nasdaq: EVOL) from January 2016 until May 2017, after having served as Vice President of Finance & Administration from December 2011 through December 2015 and in other financial management roles from 2002-2005 and 2008-2011. Mr. Moorhead is a CPA and holds a B.B.A. in Accounting from the University of Northern Colorado.

There are no arrangements or understandings between Mr. Moorhead and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Moorhead and any of the Company’s other directors or executive officers. There are no related party transactions between Mr. Moorhead and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Moorhead’s appointment, the Company and Mr. Moorhead entered into an Employment Agreement, effective December 25, 2025 (“Employment Agreement”). Pursuant to the Employment Agreement, Mr. Moorhead’s annual salary will be $325,000 and he will be eligible for a discretionary bonus and to participate in the Eighth Amended and Restated 2013 Equity Incentive Plan (the “Plan”). In addition, Mr. Moorhead was granted an employment inducement stock option award exercisable for the purchase of 70,000 shares of the Company’s Common Stock, subject to the terms of the Plan, and the applicable award agreement to be entered into by and between the Company and Mr. Moorhead. The stock option will vest 25% on the first anniversary and annually thereafter in 3 equal installments, provided that, no portion of the stock option that is not exercisable at the time of termination of employment for any reason shall thereafter become exercisable.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events

On December 30, 2025, the Company issued a press release announcing the appointment of Mr. Moorhead as Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, by and between the Company and Daniel Moorhead
99.1	Press Release of Beyond Air, Inc., dated as of December 30, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: December 30, 2025	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title	Chief Executive Officer